Calculation of Filing Fee Tables
N-2
Blackstone Secured Lending Fund
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.001 par value per share	Other				0.0001531	$ 0.00
Fees to be Paid	2	Equity	Preferred Shares, $0.001 par value per share	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Warrants	Other				0.0001531	$ 0.00
Fees to be Paid	4	Other	Subscription Rights	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	Debt Securities	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Shares, $0.001 par value per share	415(a)(6)			$ 439,457,109.12			N-2	333-266323	07/26/2022	$ 67,280.88
			Total Offering Amounts:				$ 439,457,109.12		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder by Blackstone Secured Lending Fund (the "registrant") at indeterminate prices, and includes such indeterminate number of such securities as may, from time to time, be issued upon conversion, redemption, repurchase, exchange or exercise of other securities registered hereunder, to the extent any such other securities are, by their terms, convertible or exchangeable for such securities, including under any applicable anti-dilution provisions; warrants include an indeterminate number of warrants as may be sold, from time to time separately or in combination with other securities registered hereunder, representing rights to purchase common shares of beneficial interest, par value $0.001 per share (the "common shares"), preferred shares or debt securities. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

[2]	See Footnote 1.

[3]	See Footnote 1.

[4]	See Footnote 1.

[5]	See Footnote 1 and below. Debt securities may be issued at an original issue discount.

[6]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $439,457,109.12 of unsold common shares (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form N-2ASR (File No. 333-266323) (the "Prior Registration Statement"), and the prospectus supplement filed on January 21, 2025 (the "Prospectus Supplement"). Pursuant to the Prospectus Supplement, $600,000,000 of the registrant's common shares could be issued and sold pursuant to certain equity distribution agreements. The registrant sold $160,542,890.88 of such securities under the Prior Registration Statement, leaving the balance of $439,457,109.12 of Unsold Securities, in respect of which the registrant paid a filing fee of $67,280.88 (based on the filing fee rate in effect at the time of the filing of the Prospectus Supplement) in connection with the filing of the Prospectus Supplement. Pursuant to Rule 415(a)(6), the filing fee of $67,280.88 associated with the offering of the Unsold Securities is hereby carried forward to be applied to $439,457,109.12 of Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.